UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2007

Fortress International Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51426	20-2027651
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9841 Broken Land Parkway
Columbia, Maryland 21046
(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (410) 312-9988

Fortress America Acquisition Corporation
4100 North Fairfax Drive, Suite 1150
Arlington, Virginia 22203-1664
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 25, 2007, the Registrant enlarged the size of its Board of Directors and elected John Morton, III and Asa Hutchinson to the Board of Directors. Mr. Morton was elected to the class of directors whose term expires in 2008, and Mr. Hutchinson was elected to the class whose term expires in 2009.

At this time formal Board committee assignments have not yet been made. Mr. Morton is expected to serve on the Audit Committee of the Board of Directors, and Mr. Hutchinson is expected to serve on the Audit Committee or the Compensation Committee, or both.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2007

FORTRESS INTERNATIONAL GROUP, INC.

	By:	/s/ Thomas P. Rosato
Thomas P. Rosato
Chief Executive Officer